UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2019

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6333 North State Highway 161, 4th Floor

Irving, Texas 75038

(Address of principal executive offices)

(972) 870-6400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 10, 2019, John Palmer, the Principal Accounting Officer and Vice President-Accounting for Blucora, Inc. (the “Company”), resigned from his position. Mr. Palmer has agreed to remain at the Company for a two-month transition period to ensure a smooth transition of his role, and he will receive his normal salary and equity vesting during that time. Mr. Palmer’s resignation is not the result of any disagreement with the Company on any matters relating to operations, policies or practices.

In addition, on June 10, 2019, the Company appointed Stacy A. Murray as the Company’s Principal Accounting Officer and Vice President-Accounting, Chief Accounting Officer. In connection with her appointment, Ms. Murray will receive an annual base salary of $250,000 and will be entitled to participate in the Company’s benefit plans that are generally provided for all employees, including eligibility for awards granted under the Company’s incentive plans.

Ms. Murray, age 44, previously served as the Principal Accounting Officer and Vice President-Accounting, Controller of Fogo de Chão, Inc. from 2016 to 2019. Prior to that she served as Chief Accounting Officer of Azure Midstream Holdings LLC and Azure Midstream Partners, LP from 2013 to 2016. Previously, Ms. Murray was the Controller of TGGT Holdings LLC (the predecessor company to Azure Midstream) from 2011 to 2013. Before that time, Ms. Murray served as Senior Finance Manager for Lineage Power Holdings from 2009 to 2011. Ms. Murray has an M.S. and B.A. from Texas A&M University and is a Certified Public Accountant in the State of Texas.

There is no family relationship between Ms. Murray and any director, executive officer, or person chosen by the Company to become a director or executive officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which Ms. Murray has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Murray and any other persons pursuant to which she was selected to serve as the Company’s Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019

BLUCORA, INC.

By:	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary